                                                                      EXHIBIT 21


                                                                      Year Ended
Form 10-K                 THORN APPLE VALLEY, INC.                  May 31, 1996


                                  EXHIBIT (21)

                         Subsidiaries of the Registrant



               Name                                                   State of Incorporation
               ----                                                   ----------------------
Coast Refrigerated Trucking Co., Inc.                                   North Carolina
Cavanaugh Lakeview Farms, Ltd.                                          Michigan
Crown West, Inc.                                                        Michigan
Frederick Holdings, Inc.                                                Michigan
Gunsberg Corned Beef Company                                            Michigan
Millers Transport Inc.                                                  Utah
National Food Express, Inc.                                             Michigan
Ponca Holdings, Inc.                                                    Michigan
Thorn Apple Valley Foreign Sales Corporation                            Virgin Islands (U.S.)
Thorn Apple Valley Holdings of Indiana, Inc.                            Michigan
Tillman Holdings, Inc.                                                  Michigan
Tri-Miller Packing Co.                                                  Utah
Tri-Miller Transportation Company Inc.*                                 Utah
TAV Brands, Inc.                                                        Michigan
TAV Swine Buying Stations, Inc.                                         Michigan





* 100% of the stock is owned by Tri-Miller Packing Co. and Millers Transport
  Inc.